Press Release November 5, 2014

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, November 5, 2014 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported third quarter net income attributable to HollyFrontier stockholders of $175.0 million or $0.88 per diluted share for the quarter ended September 30, 2014, compared to $82.3 million or $0.41 per diluted share for the quarter ended September 30, 2013.

For the third quarter, net income attributable to our stockholders increased by $92.7 million compared to the same period of 2013, principally reflecting higher third quarter refining margins. Refinery gross margins were $15.59 per produced barrel, a 47% increase compared to $10.64 for the third quarter of 2013. Production levels averaged approximately 428,000 barrels per day (“BPD”) and crude oil charges averaged approximately 410,000 BPD for the current quarter. Operating expenses for the quarter were $281.0 million or $6.39 per barrel compared to $256.3 million or $5.53 per barrel for the third quarter of last year. Third quarter production reflected lower throughput levels as a result of planned El Dorado turnaround activity that started in late September and unplanned reduction at our Cheyenne refinery due to a temporary shutdown of the Rocky Mountain Pipeline, which transports refined product from Cheyenne to the Denver market.

HollyFrontier’s President & CEO, Mike Jennings, commented, “Our third quarter net income attributable to HollyFrontier shareholders more than doubled compared to the prior year quarter despite lower refinery throughput.  Realized refined product margins improved across all regions driven by a combination of higher gasoline and diesel crack spreads and our ability to capitalize on regional crude discounts particularly in the Permian Basin.  The fourth quarter is off to a strong start, where we have seen product demand strength in the Mid Continent and Rockies region through October due to mild weather, a strong harvest and continued drilling activity.  We continue to benefit from regional increases in crude production, particularly in our Rockies and Southwest regions.  We also expect the continued growth in North American crude supply will improve our overall access to refinery feedstocks and provide us with an enduring structural advantage versus other refining centers .”

For the third quarter of 2014, net cash provided by operations totaled $84.5 million. During the period, we declared $0.32 regular and $0.50 special dividends to shareholders totaling approximately $163.0 million and repurchased $113.0 million in common stock under our Board approved share repurchase program. At September 30, 2014, our combined balance of cash and short-term investments totaled $1.5 billion and our consolidated debt was $1.0 billion. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $188.0 million at September 30, 2014. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, November 5, 2014, at 8:30 AM Eastern Time to discuss third quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1044052. An audio archive of this webcast will be available using the above noted link through November 19, 2014.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“bpsd”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 bpsd located in Tulsa, Oklahoma, a 100,000 bpsd refinery located in Artesia, New Mexico, a 52,000 bpsd refinery located in Cheyenne, Wyoming and a 31,000 bpsd refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended September 30,		Change from 2013
	2014	2013	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$5,317,555	$5,327,122	$(9,567)	—%
Operating costs and expenses:
Cost of products sold	4,625,893	4,809,990	(184,097)	(4)
Operating expenses	280,957	256,318	24,639	10
General and administrative expenses	27,149	28,937	(1,788)	(6)
Depreciation and amortization	80,945	82,127	(1,182)	(1)
Total operating costs and expenses	5,014,944	5,177,372	(162,428)	(3)
Income from operations	302,611	149,750	152,861	102
Other income (expense):
Earnings (loss) of equity method investments	(1,247)	159	(1,406)	(884)
Interest income	1,004	1,482	(478)	(32)
Interest expense	(11,038)	(13,954)	2,916	(21)
Loss on sale of assets	(556)	—	(556)	—
	(11,837)	(12,313)	476	(4)
Income before income taxes	290,774	137,437	153,337	112
Income tax provision	103,216	48,528	54,688	113
Net income	187,558	88,909	98,649	111
Less net income attributable to noncontrolling interest	12,552	6,619	5,933	90
Net income attributable to HollyFrontier stockholders	$175,006	$82,290	$92,716	113%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$0.88	$0.41	$0.47	115%
Diluted	$0.88	$0.41	$0.47	115%
Cash dividends declared per common share	$0.82	$0.80	$0.02	3%
Average number of common shares outstanding:
Basic	197,261	199,098	(1,837)	(1)%
Diluted	197,535	199,509	(1,974)	(1)%
EBITDA	$369,201	$225,417	$143,784	64%

	Nine Months Ended September 30,		Change from 2013
	2014	2013	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$15,481,208	$15,333,759	$147,449	1%
Operating costs and expenses:
Cost of products sold	13,439,359	13,059,333	380,026	3
Operating expenses	826,577	798,959	27,618	3
General and administrative expenses	82,437	92,135	(9,698)	(11)
Depreciation and amortization	262,883	224,381	38,502	17
Total operating costs and expenses	14,611,256	14,174,808	436,448	3
Income from operations	869,952	1,158,951	(288,999)	(25)
Other income (expense):
Loss of equity method investments	(2,956)	(871)	(2,085)	239
Interest income	3,593	3,791	(198)	(5)
Interest expense	(33,521)	(55,068)	21,547	(39)
Loss on early extinguishment of debt	(7,677)	(22,109)	14,432	(65)
Loss on sale of assets	(556)	—	(556)	—
	(41,117)	(74,257)	33,140	(45)
Income before income taxes	828,835	1,084,694	(255,859)	(24)
Income tax provision	292,162	386,665	(94,503)	(24)
Net income	536,673	698,029	(161,356)	(23)
Less net income attributable to noncontrolling interest	33,177	25,089	8,088	32
Net income attributable to HollyFrontier stockholders	$503,496	$672,940	$(169,444)	(25)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$2.54	$3.33	$(0.79)	(24)%
Diluted	$2.53	$3.33	$(0.80)	(24)%
Cash dividends declared per common share	$2.44	$2.40	$0.04	2%
Average number of common shares outstanding:
Basic	197,895	201,109	(3,214)	(2)%
Diluted	198,096	201,486	(3,390)	(2)%
EBITDA	$1,096,146	$1,357,372	$(261,226)	(19)%

Balance Sheet Data

	September 30,	December 31,
	2014	2013
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$1,479,506	$1,665,263
Working capital	$2,106,984	$2,221,954
Total assets	$10,181,770	$10,056,739
Long-term debt	$1,039,396	$997,519
Total equity	$6,560,848	$6,609,398

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK

Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended September 30, 2014
Sales and other revenues	$5,303,053	$82,141	$181	$(67,820)	$5,317,555
Depreciation and amortization	$63,109	$15,078	$2,965	$(207)	$80,945
Income (loss) from operations	$292,132	$39,341	$(28,313)	$(549)	$302,611
Capital expenditures	$98,115	$22,875	$3,374	$—	$124,364

Three Months Ended September 30, 2013
Sales and other revenues	$5,314,954	$77,625	$257	$(65,714)	$5,327,122
Depreciation and amortization	$61,553	$19,042	$1,739	$(207)	$82,127
Income (loss) from operations	$144,508	$34,481	$(28,701)	$(538)	$149,750
Capital expenditures	$92,918	$14,238	$8,230	$—	$115,386

Nine Months Ended September 30, 2014
Sales and other revenues	$15,440,047	$244,177	$1,802	$(204,818)	$15,481,208
Depreciation and amortization	$210,490	$45,739	$7,275	$(621)	$262,883
Income (loss) from operations	$835,555	$117,670	$(81,670)	$(1,603)	$869,952
Capital expenditures	$290,392	$61,657	$17,084	$—	$369,133

Nine Months Ended September 30, 2013
Sales and other revenues	$15,294,261	$229,230	$1,054	$(190,786)	$15,333,759
Depreciation and amortization	$172,166	$48,410	$4,426	$(621)	$224,381
Income (loss) from operations	$1,145,487	$102,347	$(87,319)	$(1,564)	$1,158,951
Capital expenditures	$231,416	$31,099	$23,674	$—	$286,189

September 30, 2014
Cash, cash equivalents and total investments in marketable securities	$3,501	$1,667	$1,474,338	$—	$1,479,506
Total assets	$7,476,849	$1,418,780	$1,593,308	$(307,167)	$10,181,770
Long-term debt	$—	$851,416	$187,980	$—	$1,039,396

December 31, 2013
Cash, cash equivalents and total investments in marketable securities	$1,860	$6,352	$1,657,051	$—	$1,665,263
Total assets	$7,094,558	$1,413,908	$1,881,119	$(332,846)	$10,056,739
Long-term debt	$—	$807,630	$189,889	$—	$997,519

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	252,310	248,130	257,800	231,490
Refinery throughput (BPD) (2)	258,950	264,900	269,700	252,630
Refinery production (BPD) (3)	254,480	257,410	265,210	246,120
Sales of produced refined products (BPD)	249,820	261,270	256,520	239,080
Sales of refined products (BPD) (4)	280,220	274,350	274,580	263,430
Refinery utilization (5)	97.0%	95.4%	99.2%	89.0%

Average per produced barrel (6)
Net sales	$113.67	$120.09	$114.96	$118.30
Cost of products (7)	100.32	107.61	101.35	99.89
Refinery gross margin	13.35	12.48	13.61	18.41
Refinery operating expenses (8)	5.56	4.93	5.38	5.59
Net operating margin	$7.79	$7.55	$8.23	$12.82

Refinery operating expenses per throughput barrel (9)	$5.36	$4.86	$5.12	$5.29

Feedstocks:
Sweet crude oil	73%	71%	73%	72%
Sour crude oil	10%	8%	6%	5%
Heavy sour crude oil	15%	15%	16%	15%
Other feedstocks and blends	2%	6%	5%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	47%	47%	46%	46%
Diesel fuels	32%	33%	33%	32%
Jet fuels	7%	6%	8%	8%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	3%	2%	3%
Lubricants	4%	4%	4%	4%
LPG and other	6%	6%	6%	6%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	98,290	100,950	99,030	92,470
Refinery throughput (BPD) (2)	109,550	110,380	110,670	102,010
Refinery production (BPD) (3)	107,120	107,770	108,290	98,910
Sales of produced refined products (BPD)	107,290	108,420	107,350	96,940
Sales of refined products (BPD) (4)	116,570	112,660	115,310	107,490
Refinery utilization (5)	98.3%	101.0%	99.0%	92.5%

Average per produced barrel (6)
Net sales	$116.09	$119.68	$118.01	$119.23
Cost of products (7)	98.39	113.17	101.90	103.96
Refinery gross margin	17.70	6.51	16.11	15.27
Refinery operating expenses (8)	5.45	5.15	5.33	5.84
Net operating margin	$12.25	$1.36	$10.78	$9.43

Refinery operating expenses per throughput barrel (9)	$5.34	$5.06	$5.17	$5.55

Feedstocks:
Sweet crude oil	14%	13%	9%	8%
Sour crude oil	76%	69%	78%	72%
Heavy sour crude oil	—%	10%	3%	11%
Other feedstocks and blends	10%	8%	10%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	52%	50%	53%	50%
Diesel fuels	39%	40%	39%	39%
Fuel oil	4%	6%	4%	6%
Asphalt	1%	2%	1%	2%
LPG and other	4%	2%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	59,020	67,830	64,750	69,170
Refinery throughput (BPD) (2)	68,100	72,960	71,450	74,800
Refinery production (BPD) (3)	66,030	70,630	68,730	72,330
Sales of produced refined products (BPD)	59,200	71,690	68,790	72,650
Sales of refined products (BPD) (4)	62,770	73,110	72,040	75,560
Refinery utilization (5)	71.1%	81.7%	78.0%	83.3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$115.14	$117.87	$114.25	$114.30
Cost of products (7)	93.91	107.67	96.15	95.57
Refinery gross margin	21.23	10.20	18.10	18.73
Refinery operating expenses (8)	11.63	8.25	10.05	7.94
Net operating margin	$9.60	$1.95	$8.05	$10.79

Refinery operating expenses per throughput barrel (9)	$10.11	$8.11	$9.68	$7.71

Feedstocks:
Sweet crude oil	44%	43%	44%	43%
Sour crude oil	2%	1%	2%	1%
Heavy sour crude oil	27%	35%	30%	34%
Black wax crude oil	14%	14%	15%	14%
Other feedstocks and blends	13%	7%	9%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	53%	54%	54%	54%
Diesel fuels	35%	32%	33%	32%
Fuel oil	2%	2%	1%	1%
Asphalt	5%	5%	6%	6%
LPG and other	5%	7%	6%	7%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	409,620	416,910	421,580	393,130
Refinery throughput (BPD) (2)	436,600	448,240	451,820	429,440
Refinery production (BPD) (3)	427,630	435,810	442,230	417,360
Sales of produced refined products (BPD)	416,310	441,380	432,660	408,670
Sales of refined products (BPD) (4)	459,560	460,120	461,930	446,480
Refinery utilization (5)	92.5%	94.1%	95.2%	88.7%

Average per produced barrel (6)
Net sales	$114.50	$119.62	$115.61	$117.81
Cost of products (7)	98.91	108.98	100.66	100.09
Refinery gross margin	15.59	10.64	14.95	17.72
Refinery operating expenses (8)	6.39	5.53	6.11	6.07
Net operating margin	$9.20	$5.11	$8.84	$11.65

Refinery operating expenses per throughput barrel (9)	$6.10	$5.44	$5.85	$5.77

Feedstocks:
Sweet crude oil	54%	52%	53%	52%
Sour crude oil	25%	22%	23%	20%
Heavy sour crude oil	13%	17%	15%	17%
Black wax crude oil	2%	2%	2%	3%
Other feedstocks and blends	6%	7%	7%	8%
Total	100%	100%	100%	100%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Consolidated
Sales of produced refined products:
Gasolines	49%	49%	49%	49%
Diesel fuels	34%	35%	34%	34%
Jet fuels	4%	4%	5%	4%
Fuel oil	2%	2%	2%	2%
Asphalt	2%	3%	3%	3%
Lubricants	3%	2%	2%	2%
LPG and other	6%	5%	5%	6%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Represents operating expenses of our refineries, exclusive of depreciation and amortization and pension settlement costs.

(9)	Represents refinery operating expenses, exclusive of depreciation and amortization and pension settlement costs, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands)

Net income attributable to HollyFrontier stockholders	$175,006	$82,290	$503,496	$672,940
Add income tax provision	103,216	48,528	292,162	386,665
Add interest expense (1)	11,038	13,954	41,198	77,177
Subtract interest income	(1,004)	(1,482)	(3,593)	(3,791)
Add depreciation and amortization	80,945	82,127	262,883	224,381
EBITDA	$369,201	$225,417	$1,096,146	$1,357,372

(1) Includes loss on early extinguishment of debt of $7.7 million and $22.1 million for the nine months ended September 30, 2014 and September 30, 2013, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$114.50	$119.62	$115.61	$117.81
Times sales of produced refined products (BPD)	416,310	441,380	432,660	408,670
Times number of days in period	92	92	273	273
Produced refined product sales	$4,385,410	$4,857,405	$13,655,412	$13,143,698

Total produced refined product sales	$4,385,410	$4,857,405	$13,655,412	$13,143,698
Add refined product sales from purchased products and rounding (1)	458,211	214,892	930,354	1,281,251
Total refined product sales	4,843,621	5,072,297	14,585,766	14,424,949
Add direct sales of excess crude oil (2)	405,493	200,073	741,534	758,847
Add other refining segment revenue (3)	53,939	42,584	112,747	110,465
Total refining segment revenue	5,303,053	5,314,954	15,440,047	15,294,261
Add HEP segment sales and other revenues	82,141	77,625	244,177	229,230
Add corporate and other revenues	181	257	1,802	1,054
Subtract consolidations and eliminations	(67,820)	(65,714)	(204,818)	(190,786)
Sales and other revenues	$5,317,555	$5,327,122	$15,481,208	$15,333,759

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$98.91	$108.98	$100.66	$100.09
Times sales of produced refined products (BPD)	416,310	441,380	432,660	408,670
Times number of days in period	92	92	273	273
Cost of products for produced products sold	$3,788,304	$4,425,347	$11,889,575	$11,166,732

Total cost of products for produced products sold	$3,788,304	$4,425,347	$11,889,575	$11,166,732
Add refined product costs from purchased products sold and rounding (1)	462,629	213,114	935,497	1,253,932
Total cost of refined products sold	4,250,933	4,638,461	12,825,072	12,420,664
Add crude oil cost of direct sales of excess crude oil (2)	395,482	198,885	725,596	744,806
Add other refining segment cost of products sold (4)	46,172	37,257	90,229	81,413
Total refining segment cost of products sold	4,692,587	4,874,603	13,640,897	13,246,883
Subtract consolidations and eliminations	(66,694)	(64,613)	(201,538)	(187,550)
Costs of products sold (exclusive of depreciation and amortization)	$4,625,893	$4,809,990	$13,439,359	$13,059,333

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$6.39	$5.53	$6.11	$6.07
Times sales of produced refined products (BPD)	416,310	441,380	432,660	408,670
Times number of days in period	92	92	273	273
Refinery operating expenses for produced products sold	$244,740	$224,556	$721,690	$677,211

Total refinery operating expenses for produced products sold	$244,740	$224,556	$721,690	$677,211
Add refining segment pension settlement costs	—	—	—	23,773
Add other refining segment operating expenses and rounding (5)	10,485	10,206	31,415	29,213
Total refining segment operating expenses	255,225	234,762	753,105	730,197
Add HEP segment operating expenses	25,456	21,687	72,835	69,726
Add corporate and other costs	646	225	1,693	87
Subtract consolidations and eliminations	(370)	(356)	(1,056)	(1,051)
Operating expenses (exclusive of depreciation and amortization)	$280,957	$256,318	$826,577	$798,959

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$9.20	$5.11	$8.84	$11.65
Add average refinery operating expenses per produced barrel	6.39	5.53	6.11	6.07
Refinery gross margin per barrel	15.59	10.64	14.95	17.72
Add average cost of products per produced barrel sold	98.91	108.98	100.66	100.09
Average sales price per produced barrel sold	$114.50	$119.62	$115.61	$117.81
Times sales of produced refined products (BPD)	416,310	441,380	432,660	408,670
Times number of days in period	92	92	273	273
Produced refined product sales	$4,385,410	$4,857,405	$13,655,412	$13,143,698

Total produced refined product sales	$4,385,410	$4,857,405	$13,655,412	$13,143,698
Add refined product sales from purchased products and rounding (1)	458,211	214,892	930,354	1,281,251
Total refined product sales	4,843,621	5,072,297	14,585,766	14,424,949
Add direct sales of excess crude oil (2)	405,493	200,073	741,534	758,847
Add other refining segment revenue (3)	53,939	42,584	112,747	110,465
Total refining segment revenue	5,303,053	5,314,954	15,440,047	15,294,261
Add HEP segment sales and other revenues	82,141	77,625	244,177	229,230
Add corporate and other revenues	181	257	1,802	1,054
Subtract consolidations and eliminations	(67,820)	(65,714)	(204,818)	(190,786)
Sales and other revenues	$5,317,555	$5,327,122	$15,481,208	$15,333,759

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510